UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 12, 2008
ReSearch Pharmaceutical Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52981	20-4322769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

520 Virginia Drive, Fort Washington, PA	19034
(Address of principal executive offices)	(Zip Code)
(215) 540-0700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 12, 2008, the Board of Directors of ReSearch Pharmaceutical Services, Inc. (the “Company”) appointed Jack Hugh Dean, Ph.D., aged 66, Warren Wayne Myers, aged 46, Peter Michael Yu, aged 46, and Thomas Robert Armstrong, aged 63, as directors of the Company.
Dr. Dean was appointed to the Company’s Board of Directors as a Class II director and will stand for election at the 2009 annual meeting. Dr. Dean retired on January 31st, 2006 as the President of U.S. Science and Medical Affairs at Sanofi-Aventis and the Global Director of Preclinical Development for Sanofi-Aventis, SA. Dr. Dean is currently a director of Drug Development Advisors, LLC, his consulting organization, and was previously a director of Sanofi-Synthelabo CRU, a subsidiary of Sanofi-Synthelabo, Inc.
Mr. Myers was appointed to the Company’s Board of Directors as a Class II director and will stand for election at the 2009 annual meeting. Mr. Myers presently serves as a consultant to the bio-pharmaceutical industry, and most recently was the Executive Director, Strategic Sourcing and Procurement at Amgen Inc. serving Amgen’s Research and Development organization.
Mr. Yu was appointed to the Company’s Board of Directors as a Class III director and will stand for election at the 2010 annual meeting. Mr. Yu is a founder and the Managing Partner of Cartesian Capital Group, LLC (“Cartesian”), a global private equity firm with more than $1 billion under management. Prior to founding Cartesian, Mr. Yu founded and served as President and CEO of AIG Capital Partners, a global private equity firm with $4.5 billion under management. In addition, Mr. Yu is currently a director of Cartesian Asset Management, LLC., and was formerly a director of Brasil Media Exterior and Gol Linhas Aereas Inteligentes S.A.
Mr. Armstrong was appointed to the Company’s Board of Directors as a Class I director and will stand for election at the 2008 annual meeting. Mr. Armstrong is a founder and Partner at Cartesian. Prior to founding Cartesian, Mr. Armstrong served as Senior Advisor to AIG Capital Partners from 1999 until 2005. Prior to that Mr. Armstrong was COO and a founding partner and director of Advent International Corporation. In addition, Mr. Armstrong is currently a partner of Technology, Research and Education Associates and a director of SCM Private Equity Ltd and SCM Private Equity II Ltd and was previously a partner of Echelon Ventures II Management and a co-founder and former director of Thrasos Therapeutics, Inc. and former director of Lexent Technologies, Inc.
At the time of their election, Messrs. Myers, Yu, Armstrong and Dr. Dean were not appointed to any committee of the Company’s Board of Directors, but are expected to be nominated to various committees in the future.
Pursuant to an agreement between the Company and Pangaea Acquisition Holdings I, LLC (“Pangaea”), an affiliate of Cartesian, Pangaea has the right to appoint and have elected up to two directors to the Company’s Board of Directors as long as Pangaea owns at least 20% of our outstanding common stock, and one director as long as they own at least 10% of our outstanding common stock. Pangaea currently owns 28.7% of our common stock, and Messrs. Yu and Armstrong are Pangaea’s appointees to our Board of Directors.
On November 16, 2007, the Company entered into a Consulting Agreement with Cartesian for consulting and advisory services relating to non-U.S. acquisitions. Cartesian received advisory service fees in the amount of $600,000 over the term of the Consulting Agreement.
On May 12, 2008 ReSearch Pharmaceutical Services, Inc. issued a press release reporting the appointment of the four new directors. A copy of the press release is attached as an exhibit to this report.

The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities and Exchange Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2008	ReSearch Pharmaceutical Services, Inc.
	By:	/s/ Daniel Perlman
Daniel Perlman
Chief Executive Officer and Chairman of the Board of Directors

12 May 2008
ReSearch Pharmaceutical Services, Inc.
Board changes
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”) is pleased to announce the appointment of four new Non-executive Directors to the Board with immediate effect. These appointments are an important development for the company and bring significant experience to the Board. Details for the four new Non—executive Directors are set out below.
Jack Hugh Dean, Ph.D., aged 66, has significant experience in pharmaceuticals research and development with 18 years experience in drug development with Sanofi-Aventis and over 35 years of research management experience including the National Institutes of Health. Dr. Dean retired in January 2006 as the President of U.S. Science and Medical Affairs at Sanofi-Aventis and the Global Director of Preclinical Development for Sanofi-Aventis, SA. Dr. Dean is currently a director of Drug Development Advisors, LLC, his consulting organization, and was previously a director of Sanofi-Synthelabo CRU, a subsidiary of Sanofi-Synthelabo, Inc.
Warren Wayne Myers, aged 46, has over 20 years of management experience in the pharmaceuticals market. Mr. Myers presently serves as a consultant to the bio-pharmaceutical industry, and most recently was the Executive Director, Strategic Sourcing and Procurement at Amgen Inc. serving Amgen’s Research and Development organization.
Peter Michael Yu, aged 46, is a founder and the Managing Partner of Cartesian Capital Group, LLC (“Cartesian”), a global private equity firm with more than $1 billion under management. Prior to founding Cartesian, Mr. Yu founded and served as President and CEO of AIG Capital Partners, a global private equity firm with $4.5 billion under management. In addition, Mr. Yu is currently a director of Cartesian Asset Management, LLC., and was formerly a director of Brasil Media Exterior and Gol Linhas Aereas Inteligentes S.A.
Thomas Robert Armstrong, aged 63, is a founder and Partner at Cartesian. Prior to founding Cartesian, Mr. Armstrong served as Senior Advisor to AIG Capital Partners from 1999 until 2005. Prior to that Mr. Armstrong was COO and a founding partner and director of Advent International Corporation. In addition, Mr. Armstrong is currently a partner of Technology, Research and Education Associates and a director of SCM Private Equity Ltd and SCM Private Equity II Ltd and was previously a partner of Echelon Ventures II Management and a co-founder and former director of Thrasos Therapeutics, Inc. and former director of Lexent Technologies, Inc.
Due to Cartesian’s interest in the Company’s shares, Mr. Armstrong and Mr. Yu are not considered to be independent according to the rules applicable to AIM companies.
Each of the above individuals has confirmed to the Company that there is no further information to be disclosed in relation to the above appointment pursuant to Schedule 2 paragraph (g) and Rule 17 of the AIM Rules for Companies.
Daniel Perlman, Chairman of RPS, commented:
“The expansion of our Board adds new industry and business expertise to our Company. We are looking forward to benefiting from their insights, experience and opinions as we continue our growth and global expansion.”
Enquires:
ReSearch Pharmaceutical Services, Inc.:          +1-215-540-0700

Daniel M. Perlman, Chairman & Chief Executive Officer
Steven Bell, Chief Financial Officer
Nominated Adviser and UK Broker:               +44-20-7012-2000
Arbuthnot Securities Limited
James Steel/Richard Tulloch